Exhibit 99.1

TICC Announces First Quarter Distribution

GREENWICH, CT – 3/10/2009 – TICC Capital Corp. (NASDAQ: TICC) announced today that on March 5, 2009, its Board of Directors declared a distribution of $0.15 per share for the first quarter of 2009, payable on March 31, 2009 to shareholders of record as of March 17, 2009.

TICC will report 2008 year end earnings on Thursday, March 12, 2009 at 10:00 AM ET. The toll free dial-in number will be 1-800-860-2442. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 877-344-7529. The replay pass-code number is 428726.

About TICC Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.